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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 7, 2000, with respect to the financial statements of Hemisphere Investments, Inc. included in the Registration Statement (Form S-1, Amendment No. 2) and related Prospectus of Convergent Networks, Inc. for the registration of shares of its common stock.

                                 /s/ Ernst & Young LLP

Atlanta, Georgia

December 14, 2000